Exhibit 99.2

STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL

PURSUANT TO THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 20, 2017 (THE “MERGER AGREEMENT”), BY AND BETWEEN HCBF HOLDING COMPANY, INC. (“HCBF”)

AND JEFFERSON BANKSHARES, INC. (“JEFFERSON”).

THE INSTRUCTIONS ACCOMPANYING THIS STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL IS COMPLETED.

FAILURE TO COMPLETE THE SUBSTITUTE FORM W-9 INCLUDED IN THIS STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL MAY SUBJECT YOU TO BACKUP WITHHOLDING.

PLEASE COMPLETE, SIGN AND MAIL OR DELIVER THIS STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL, TOGETHER WITH THE CERTIFICATE(S) REPRESENTING YOUR SHARES OF JEFFERSON BANKSHARES, INC. COMMON STOCK (OR NOTICE OF GUARANTEED DELIVERY), IN THE ENCLOSED ENVELOPE TO THE EXCHANGE AGENT:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By Hand, Facsimile, Overnight Delivery or Mail:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

DESCRIPTION OF CERTIFICATES SURRENDERED
Certificate(s) Enclosed (Attach List if necessary)
(See Instructions) Name(s) and Address of Registered Holder(s)	Certificate Number(s)/Security Listing Number(s)	Total Number of Shares

TOTAL SHARES

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If you have questions or need assistance, please contact the information agent: D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, (866) 829-0541 (Toll Free), (212) 269-5550 (Call Collect), Email: HCBF@dfking.com.

THE ELECTION DEADLINE IS 5:00 P.M., EASTERN TIME, ON _____________, 2017. THIS STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL MUST BE COMPLETED, SIGNED AND RECEIVED BY THE EXCHANGE AGENT, ALONG WITH YOUR STOCK CERTIFICATE(S) (OR A NOTICE OF GUARANTEED DELIVERY AS DESCRIBED HEREIN), NO LATER THAN THIS TIME.

PLEASE NOTE THAT THIS STOCK/CASH ELECTION FORM IS NOT FOR CASTING YOUR VOTE AT THE _________________, 2017 SPECIAL MEETING OF JEFFERSON SHAREHOLDERS. YOU MUST COMPLETE AND RETURN THE PROXY CARD SENT TO YOU PREVIOUSLY IN ORDER TO VOTE AT THE MEETING.

Subject to the conditions and limitations set forth in the Merger Agreement, the undersigned hereby elects to receive the following as consideration for the undersigned’s shares of Jefferson common stock.

(Please check one box only to indicate your election.)

☐	(1)	Stock Election – All shares of Jefferson common stock I own converted into the stock consideration.

☐	(2)	Cash Election – All shares of Jefferson common stock I own converted into the cash consideration.

☐	(3)	Mixed Election – A combination of stock and cash as follows:
		_______ Shares of Jefferson common stock converted into the stock consideration; and
		_______ Shares of Jefferson common stock converted into the cash consideration.
		_______ Total (cannot exceed the total number of Jefferson shares you own of record)

☐	(4)	Non-Election – Your Jefferson shares will be deemed non-election shares if:

		• You check this box, thereby indicating that you have no preference as to the form of merger consideration that you will receive;
		• No choice is indicated above under (1), (2) or (3);
		• More than one choice is indicated above under (1), (2) and (3);
		• You fail to follow the instructions on this Stock/Cash Election Form and Letter of Transmittal or otherwise fail properly to make an election; or
		• A completed Stock/Cash Election Form and Letter of Transmittal (including submission of your Jefferson common stock certificate(s) or a Notice of Guaranteed Delivery) is not actually received by the exchange agent by the Election Deadline.

If your Jefferson shares are deemed non-election shares, you will receive the stock consideration and/or the cash consideration as determined pursuant to the allocation provisions of the Merger Agreement without regard to your preferences.

The tax consequences of the merger to you will depend on whether you receive HCBF stock, cash or a combination of both for your Jefferson shares. You should consult your personal tax advisor prior to making an election and any priority designation. If you hold a single stock certificate that evidences shares of Jefferson common stock acquired in different lots and wish to make a priority designation, you should consult your personal tax advisor with regard to the method of identifying particular lots for priority allocation to the stock consideration.

The undersigned represents that the undersigned has full authority to surrender without restriction the certificate(s) representing shares of Jefferson common stock for exchange. Please evidence the shares of HCBF voting common stock in book entry form and/or the check for cash in lieu of a fractional share interest or the cash consideration in the name shown above to the above address unless instructions are given under “Special Issuance/Payment Instructions” and/or” Special Delivery Instructions” below.

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YOU MUST SIGN BELOW

* SIGNATURE(S) REQUIRED *

Signature(s) of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appears on stock certificate(s)/security listing(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. SEE INSTRUCTIONS 11 AND 12.

SIGNATURE(S) GUARANTEED (IF REQUIRED)

SEE INSTRUCTION 12.

Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a member of a Signature Guarantee Program, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program, your signature(s) must be guaranteed by an Eligible Institution.

Registered Holder Registered Holder Title, if any Date: ______________________________________	Authorized Signature Name of Firm Address of Firm (Please Print) Date: ____________________________________
SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the evidence of shares of HCBF voting common stock in book entry form and/or check is to be issued in a name that differs from the name on the surrendered certificate(s).	Complete ONLY if the evidence of shares of HCBF voting common stock in book entry form and/or check is to be sent to an address other than the address reflected above.
Issue to:	Mail to:
Name	Name
Address	Address
_______________________________________________________ (Please also complete Substitute Form W-9 on page 6 AND see instructions regarding signature guarantee. SEE INSTRUCTIONS 12, 13 and 14)	__________________________________________ SEE INSTRUCTION 13

PLEASE ALSO SIGN AND PROVIDE YOUR TAX ID NUMBER IN SUBSTITUTE FORM W-9 ON PAGE 4 OF THIS DOCUMENT.

AS A RESULT OF COMPLETING AND SIGNING THIS STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL IN ACCORDANCE WITH THE INSTRUCTIONS, YOU WILL NOT NEED TO SIGN THE BACK OF YOUR JEFFERSON STOCK CERTIFICATE(S).

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IMPORTANT TAX INFORMATION

Under United States federal income tax law, a non-exempt shareholder of Jefferson is required to provide the exchange agent for the merger, American Stock Transfer & Trust Company, LLC, with such shareholder’s correct Taxpayer Identification Number (TIN) on the Substitute Form W-9 below. You must provide your TIN and complete the Substitute Form W-9 below regardless of the form of merger consideration you elect. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. FAILURE TO PROVIDE THE INFORMATION ON THE FORM MAY SUBJECT THE SURRENDERING SHAREHOLDER TO 28% FEDERAL INCOME TAX WITHHOLDING ON THE PAYMENT OF ANY CASH. If the exchange agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 28% on all payments to such surrendering shareholders of any cash due for their Jefferson shares.

PAYER’S NAME: American Stock Transfer & Trust Company, LLC

SUBSTITUTE

Form W-9

(Rev. February 2016)

Department of the Treasury
Internal Revenue Service

Request for Taxpayer

Identification Number and Certification

Please fill in your name and address below.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification (required):

☐ Individual/sole proprietor ☐   C Corporation

☐ S Corporation

☐ Partnership                        ☐ Other

☐ Trust/estate

☐ Limited liability company     (see instructions)

Enter the tax classification

(C=C corporation, S=S corporation, P=partnership)

☐ Other (see instructions in Guidelines)

Address (number, street, and apt. or suite no.)

City, State and ZIP code

List account number(s) here (optional)

Part 1 — Taxpayer Identification Number (TIN) - Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN).	Social Security Number(s) OR Employer Identification Number(s)

Part 2 — Certification — Under penalties of perjury, I certify that:

(1)  The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2)  I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)  I am a U.S. citizen or other U.S. person (defined below); and

(4)  The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification Instructions. — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN.

Sign Here

Signature of

U.S. person                                                                        DATE                           , 20

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INSTRUCTIONS

(Please read carefully the instructions below)

If you have any questions, please contact the information agent: D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, (866) 829-0541 (Toll Free), (212) 269-5550 (Call Collect), Email: HCBF@dfking.com.

1. ELECTION DEADLINE: For any election contained herein to be considered, this Stock/Cash Election Form and Letter of Transmittal, properly completed and signed, together with the related Jefferson common stock certificate(s), MUST BE RECEIVED BY THE EXCHANGE AGENT AT THE ADDRESS ON THE FRONT OF THIS STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL NO LATER THAN 5:00 P.M., EASTERN TIME, ON __________________, 2017. If you are surrendering your Jefferson shares via Notice of Guaranteed Delivery, see Instruction 15 below. HCBF has the discretion, which it may delegate to the Exchange Agent, to determine whether any Stock/Cash Election Form and Letter of Transmittal is received on a timely basis and whether a Stock/Cash Election Form and Letter of Transmittal has been properly completed. None of HCBF, Jefferson, the Exchange Agent or any other person is or will be obligated to give notice of any defects or irregularities in any Stock/Cash Election Form and Letter of Transmittal submitted to the Exchange Agent and none of them will incur any liability for failure to give any such notice.

2. DESCRIPTION OF SHARES: Insert in the box at the top of this Stock/Cash Election Form and Letter of Transmittal the certificate number(s)/security listing number(s) of the Jefferson common stock that you are surrendering herewith, the number of shares represented by each certificate, if any, and the name(s) and address(es) of the registered owners of such shares. If the space provided is insufficient, attach a separate sheet listing this information.

3 ELECTION OPTIONS: On page 2 of this Stock/Cash Election Form and Letter of Transmittal, you may indicate whether you would like to receive, in exchange for your shares of Jefferson common stock, the stock consideration, the cash consideration or a combination of the stock consideration and the cash consideration. Alternatively, you may indicate that you have no preference as to the form of merger consideration that you will receive. Mark only one selection. The Merger Agreement provides that not more than 20% of the shares of Jefferson common stock outstanding immediately prior to the effective time of the merger may be exchanged for the cash consideration, with the remaining outstanding Jefferson shares exchanged for the stock consideration. Therefore, you might receive HCBF voting common stock or cash in an amount that is not consistent with your election, depending upon the elections of other Jefferson shareholders.

4. NOMINEES: Any record holder of shares of Jefferson common stock who is a nominee may submit one or more Stock/Cash Election Forms and Letters of Transmittal indicating on the form or forms a combination of elections covering up to the aggregate number of shares of Jefferson common stock owned by such record holder. However, upon the request of HCBF, such record holders will be required to certify to the satisfaction of HCBF that such record holder holds such shares of Jefferson common stock as nominee for the beneficial owners of such shares.

5. REVOCATION OR CHANGE OF STOCK/CASH ELECTION FORM: Any Stock/Cash Election Form and Letter of Transmittal may be revoked or changed by written notice from the person submitting such form to the exchange agent for the merger, American Stock Transfer & Trust Company, LLC (the “Exchange Agent”) but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. HCBF will have the discretion, which it may delegate to the Exchange Agent, to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

6. SURRENDER OF CERTIFICATE(S): For any election contained herein to be effective, this Stock/Cash Election Form and Letter of Transmittal must be accompanied by any certificate(s) evidencing your shares (or a Notice of Guaranteed Delivery - see Instruction 15) and any required accompanying evidences of authority (see Instruction 11).

7. LOST CERTIFICATE(S): If the certificate(s) that a registered holder (or transferee) wants to surrender has (have) been lost or destroyed, that holder should promptly contact the transfer agent for Jefferson common stock, Continental Stock Transfer & Trust Company, at (917) 262-2378 to arrange for the replacement of the lost or destroyed certificate(s) with new certificates) (or a Notice of Guaranteed Delivery, see Instruction 15 below) to be delivered to the Exchange Agent with this Election Form and Letter of Transmittal, properly completed and duly executed, prior to the Election Deadline.

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9. TERMINATION OF MERGER: In the event of termination of the Merger Agreement, the Exchange Agent will promptly return certificates representing shares Jefferson common stock after being notified of such termination by HCBF or Jefferson. In such event, shares of Jefferson common stock held through nominees are expected to be available for sale or transfer promptly following the termination of the Merger Agreement. Certificates representing shares of Jefferson common stock held directly by Jefferson shareholders will be returned by registered mail.

10. METHOD OF DELIVERY: Your Jefferson stock certificate(s) and this Stock/Cash Election Form and Letter of Transmittal must be delivered to the Exchange Agent. Do not send them to HCBF or Jefferson. The method of delivery of certificates and other documents to be delivered to the Exchange Agent at the address set forth on the front of this Stock/Cash Election Form and Letter of Transmittal is at the option and risk of the surrendering shareholder. Delivery will be deemed effected, and risk of loss and title to certificates shall pass, only upon proper delivery of such certificates to the Exchange Agent. If the certificate(s) are sent by mail, registered mail with return receipt requested and properly insured is suggested. A return envelope is enclosed. If you are surrendering your Jefferson shares via Notice of Guaranteed Delivery, see Instruction 15 below.

11. EVIDENCE OF SHARES/CHECK ISSUED IN THE SAME NAME: If the shares in book entry form representing HCBF voting common stock are to be evidenced and/or the check is to be issued in the same name as the surrendered certificate is registered, this Stock/Cash Election Form and Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. Signature guarantees are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled “Special Issuance/Payment Instructions” or are for the account of an Eligible Institution, as defined below. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Stock/Cash Election Form and Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Stock/Cash Election Forms and Letters of Transmittal as there are different registrations. Stock/Cash Election Forms and Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer’s authority to act.

12. EVIDENCE OF SHARES/CHECK ISSUED IN DIFFERENT NAME: If the section entitled “Special Issuance/Payment Instructions” is completed, then signatures on this Stock/Cash Election Form and Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each an “Eligible Institution”).

13. SPECIAL ISSUANCE/PAYMENT AND DELIVERY INSTRUCTIONS: Indicate the name and address in which the shares in book entry form representing HCBF voting common stock are to be evidenced and/or check is to be sent if different from the name and/or address of the person(s) signing this Stock/Cash Election Form and Letter of Transmittal. The shareholder is required to give the social security number or employer identification number of the record owner of the shares. If Special Issuance/Payment Instructions have been completed, the shareholder named therein will be considered the record owner for this purpose.

14. STOCK TRANSFER TAXES: If any shares of HCBF voting common stock are to be evidenced in book entry form or any payment of the cash consideration or cash in lieu of fractional shares is to be made in a name other than that of the registered holder(s) of the surrendered Jefferson certificate(s), it shall be a condition of such issuance and/or payment that the person requesting such exchange either (i) pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance or payment to a person other than the registered holder(s), or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

15. NOTICE OF GUARANTEED DELIVERY: If your Jefferson stock certificate(s) cannot be delivered to the Exchange Agent by the Election Deadline or the procedure for book entry transfer to the Exchange Agent’s account at The Depository Trust Company cannot be completed prior to the Election Deadline, you may still submit an election by properly completing and duly executing the enclosed Notice of Guaranteed Delivery and returning it, along with this Stock/Cash Election Form and Letter of Transmittal, to the Exchange Agent prior to the Election Deadline.

16. CONSTRUCTION: All questions with respect to this Stock/Cash Election Form and Letter of Transmittal raised by holders of Jefferson common stock (including, without limitation, questions relating to the time limits or effectiveness of revocation of any election and questions relating to computations as to allocations) will be determined by HCBF or the Exchange Agent, whose determination shall be conclusive and binding. HCBF shall have the right to reject any and all

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Stock/Cash Election Forms and Letters of Transmittal not in the proper form or to waive any irregularities in any such form, although it does not represent that it will do so. HCBF or the Exchange Agent may, but are not required to, take reasonable action to inform holders of Jefferson common stock of any defects and may take reasonable action to assist such holders to correct any such defects; however, neither HCBF nor the Exchange Agent is under any obligation to notify a holder of shares of Jefferson common stock of any defect in a Stock/Cash Election Form and Letter of Transmittal.

17. QUESTIONS: If you have any questions or would like to receive additional or multiple copies of this Stock/Cash Election Form and Letter of Transmittal, please contact D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, (866) 829-0541 (Toll Free), (212) 269-5550 (Call Collect), Email: HCBF@dfking.com.

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